UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 14, 2010

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

N/A

____________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

a. Further to the TSX Venture Exchange’s bulletin dated June 10, 2010, Bi-Optic Ventures Inc. (the "Company") wishes to announce that it has closed its non-brokered private placement.  The Company sold 6,000,000 units (the “Units”) at $0.10 per Unit for gross proceeds of $600,000.  Each Unit consists of one common share and one non-transferable share purchase warrant.  Each share purchase warrant entitles the holder thereof to purchase an additional common share in the Company at a price of $0.15 for a period of one year from the date of closing.  The Company paid finder’s fees in the amount of $25,200 to various arm’s length parties in connection with this private placement.  All the shares issued in this private placement and any resulting shares issued upon the exercise of any warrants will be subject to a hold period expiring on October 12, 2010.

Refer to the press release in Exhibit 99.1 for additional information.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

    99.1.  Press Release; dated 6/14/2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2010         Bi-Optic Ventures Inc.

                            (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/CFO/Director)

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